Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Angeion Corporation:

          We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-102168, 333-102171, 333-130940, 333-105387, 333-145653 and 333-152015) of Angeion Corporation and Subsidiaries of our report dated January 23, 2009, which appears in this annual report on Form 10-K for the year ended October 31, 2008.

/s/ Virchow Krause & Company, LLP

Minneapolis, Minnesota
January 23, 2009